As Filed with the Securities and Exchange Commission on April 9, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SARA LEE CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	36-2089049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road

Downers Grove, Illinois 60515-5424

(630) 598-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Margaret M. Foran, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Sara Lee Corporation

3500 Lacey Road

Downers Grove, Illinois 60515-5424

(630) 598-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units	(1) (2) (3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Prospectus

Sara Lee Corporation

Debt Securities, Debt Warrants, Common Stock, Common Stock Warrants,

Preferred Stock, Currency Warrants, Stock Purchase Contracts

and Stock Purchase Units

Sara Lee Corporation intends to offer at one or more times the following securities:

•	debt securities;

•	warrants to purchase debt securities (debt warrants);

•	shares of common stock;

•	warrants to purchase shares of common stock (common stock warrants);

•	shares of preferred stock;

•	warrants to receive the cash value in U.S. dollars of the right to purchase or sell foreign currency or currency units to be designated at the time of the offering (currency warrants);

•	stock purchase contracts; and

•	stock purchase units.

All of the securities listed above may be sold separately, together or as units with other securities offered hereby.

This prospectus contains a general description of securities that we may offer for sale. We will describe all remaining material terms of these securities in supplements to this prospectus. In addition, if we offer securities as units, all material terms of the units will be described in the applicable prospectus supplement. You should read the prospectus and the supplements carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “SLE.”

This prospectus may be used to offer and sell these securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer to sell any combination of the securities described in this prospectus in one or more offerings at an unspecified aggregate initial offering price. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the headings “Where You Can Find More Information”. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Sara Lee,” “Company,” “we,” “our” and “us” refer to Sara Lee Corporation and its consolidated subsidiaries.

SARA LEE CORPORATION

Sara Lee Corporation is a global manufacturer and marketer of high-quality, brand-name products for consumers throughout the world. Sara Lee’s business is focused on food, beverage, and household and body care products, and is organized around six business segments—North American Retail, North American Fresh Bakery, North American Foodservice, International Beverage, International Bakery, and International Household and Body Care.

Our principal executive offices are located at 3500 Lacey Road, Downers Grove, Illinois 60515-5424, and our telephone number is (630) 598-6000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website that contains annual, quarterly and current reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The address of the SEC’s website is http://www.sec.gov. You also may read and copy any document that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of its public reference room. The information that we file with the SEC is also available on the Investors page on our website at http://www.saralee.com. However, the information on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and may supersede the information in this prospectus and information previously filed with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC on or subsequent to the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until all of the securities that may be offered by this prospectus are sold; provided, however, that, except as set forth below, we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Sara Lee’s Annual Report on Form 10-K for the fiscal year ended June 28, 2008, which was filed with the SEC on August 27, 2008;

•	Sara Lee’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2008, which was filed with the SEC on November 5, 2008;

•	Sara Lee’s Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2008, which was filed with the SEC on February 4, 2009; and

•	Sara Lee’s Current Reports on Form 8-K dated:

•	July 16, 2008, which was filed with the SEC on July 22, 2008;

•	August 25, 2008, which was filed with the SEC on August 28, 2008;

•	October 29, 2008, which was filed with the SEC on October 29, 2008;

•	November 10, 2008, which was filed with the SEC on November 10, 2008;

•	December 18, 2008, which was filed with the SEC on December 18, 2008;

•	March 30, 2009, which was filed with the SEC on March 30, 2009; and

•	March 26, 2009, which was filed with the SEC on April 1, 2009.

All documents filed by Sara Lee with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents.

We will provide you without charge, upon request, a copy of any of the documents incorporated by reference. Requests should be directed to Sara Lee Corporation, Attn: Investor Relations, 3500 Lacey Road, Downers Grove, Illinois 60515-5424. You also may contact Investor Relations by calling Sara Lee’s general number at (800) SARALEE (800-727-2533) toll free within the United States, or calling Investor Relations directly at (630) 598-8100 from outside the United States.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including the repayment of existing indebtedness, future acquisitions, capital expenditures and additions to working capital.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of our earnings to our fixed charges for each of the periods indicated are as follows:

	Fiscal Year Ended(1)					26 Weeks Ended December 27, 2008
	2004	2005	2006	2007	2008
Ratios of Earnings to Fixed Charges	3.6	3.3	1.5	2.3	1.6	3.9

(1)	Our fiscal year ends on the Saturday nearest June 30.

The ratio of earnings to fixed charges is calculated by dividing “earnings” by “fixed charges.” “Earnings” includes income from continuing operations before income taxes adjusted for (i) minority interest of majority owned subsidiaries, (ii) amortization of capitalized interest, (iii) undistributed income or losses from minority owned companies, (iv) interest expense, and (v) a portion of interest expense we believe is representative of the interest factor. “Fixed charges” include interest expense (including interest capitalized during the period) plus the portion of rent expense we believe is representative of the interest factor.

We did not have any preferred stock outstanding for the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under an Indenture dated as of October 2, 1990 between us and The Bank of New York Mellon Trust Company, N.A., as successor to Continental Bank, N.A., as trustee. We have summarized selected provisions of the indenture below. This summary is subject to, and qualified by reference to, all of the provisions of the indenture. If you would like more information on the provisions of the indenture, you should review the indenture, which we have incorporated by reference as an exhibit to the registration statement for the securities of which this prospectus is a part.

In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not otherwise defined have the meanings specified in the indenture.

General

The debt securities:

•	will be unsecured;

•	will rank equally with all of our existing and future unsecured and unsubordinated indebtedness; and

•	will be effectively junior to our secured indebtedness.

The debt securities will be our obligations exclusively, and not the obligation of any of our subsidiaries. Our rights and the rights of any holder of debt securities (or other of our creditors) to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The indenture does not limit the amount of debt securities or other indebtedness that we may issue. The covenants contained in the indenture would not necessarily afford the holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving us that may adversely affect holders of debt securities.

The indenture permits us to issue debt securities in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be set forth in a resolution of our board of directors or in a supplement to the indenture relating to that series, or determined in accordance with a board resolution and set forth in an officers’ certificate that we deliver to the trustee. (Section 2.4)

A supplement to this prospectus will describe all material terms relating to the debt securities being offered that are not described herein. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	the total principal amount and authorized denominations;

•	the date or dates on which principal is payable;

•	the public offering price;

•	the interest rate or rates, if any (which may be fixed or floating), record and interest payment dates and/or the method by which such rate or rates or dates may be determined;

•	the currency or currencies in which payment of the offering price and/or principal and interest may be made;

•	the manner of payment of principal and interest and where the debt securities may be exchanged or transferred;

•	whether (and if so, when and on what terms) the debt securities can be redeemed by us or the holder;

•	under what circumstances, if any, we will pay additional amounts on the debt securities to non-U.S. holders in respect of taxes;

•	whether (and if so, when and on what terms) the debt securities may be convertible into or exchangeable for other securities;

•	whether there will be a sinking fund; and

•	any other terms of the series permitted by the indenture. (Section 2.4)

Each series of debt securities will be a new issue with no established trading market. Unless otherwise described in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. We cannot assure you that there will be a liquid trading market for the debt securities.

We may purchase debt securities at any price in the open market or otherwise. Debt securities we purchase may, in our discretion, be held or resold, canceled or used to satisfy any sinking fund or redemption requirements.

Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate will be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any of these discounted debt securities (or to certain other debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes) will be described in a prospectus supplement.

We will also describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to debt securities denominated in a foreign currency or currency unit or in respect of which we may pay principal, premium, if any, and interest in a foreign currency or currency unit.

Conversion Rights

We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which debt securities may be convertible into other securities. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Form and Exchange of Debt Securities

Unless otherwise described in a prospectus supplement, all debt securities will be fully registered and will be in either book-entry form or in definitive form.

Debt securities issued in definitive certificated form will be transferable or exchangeable at the agency maintained for such purpose as we may designate from time to time. (Section 2.9 and Section 3.2) We may not impose any service charge, other than any required tax or governmental charge, on the transfer or exchange of any debt securities. (Section 2.9)

Debt securities issued in book-entry form will be issued in the form of one or more fully registered global securities. For purposes of this prospectus, “Global Security” refers to the global security or securities representing the entire issue of each series of debt securities. Each Global Security will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee. A Global Security may be transferred, in whole and not in part, only to DTC or another nominee of DTC and their successors.

We understand as follows with respect to the rules and operating procedures of DTC (the rules that apply to DTC are on file with the SEC):

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants (“Participants”) and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, between Participants through electronic computerized book-entry changes in the accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of Participants and by The New York Stock Exchange, Inc., The American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Persons who are not Participants may beneficially own debt securities held by DTC only through Participants or Indirect Participants. Beneficial ownership of debt securities may be reflected:

•	for investors who are Participants, in the records of DTC;

•

for investors holding through a Participant, in the records of such Participant, whose aggregate interests on behalf of all investors holding through such Participant will be reflected in turn in the records of DTC; or

•

for investors holding through an Indirect Participant, in the records of such Indirect Participant, whose aggregate interests on behalf of all investors holding through such Indirect Participant will be reflected in turn in the records of a Participant.

Accordingly, transfers of beneficial ownership in a Global Security can only be effected through DTC, a Participant or an Indirect Participant.

Interests in a Global Security will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities. Consequently, the ability to transfer beneficial interests in a Global Security to such persons may be limited.

So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, for all purposes will be considered the sole holder of the applicable series of debt securities under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof under the indenture. Accordingly, any person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person, directly or indirectly, owns its interest, to exercise any rights of a holder of debt securities.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an owner of a beneficial interest in the debt securities to pledge such debt securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such debt securities, may be affected by the lack of a physical certificate for such debt securities.

Payment of principal of and interest on the debt securities will be made to DTC’s nominee, as the registered owner of each Global Security. Neither we nor the trustee will have any responsibility or liability for any aspects of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We understand that upon receipt of any payment of principal of or interest on a Global Security, it is the practice of DTC to credit the Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Security as shown on the records of DTC. Payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We have been advised that if any series of debt securities are redeemable by us, and if we redeem less than all of the debt securities of a series, it is DTC’s practice to determine by lot the amount of interest of each participant in such series of debt securities to be redeemed.

We understand that under existing industry practices, if we request holders of debt securities to take action, or if an owner of a beneficial interest in a debt security desires to take any action which a holder is entitled to take under the indenture, then (1) DTC would authorize the Participants holding the relevant beneficial interests to take such action, and (2) such Participants would authorize the beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of debt securities among its Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

We will issue debt securities of any series then represented by Global Securities in definitive form in exchange for those Global Securities if:

•

an Event of Default (as defined below) has occurred and is continuing and all principal and accrued interest in respect of the applicable series of the debt securities shall have become immediately due and payable;

•	DTC is at any time unwilling, unable or ineligible to continue as depositary for any Global Security and a successor depositary is not appointed by us within 60 days; or

•	we determine not to require all of the debt securities of a series to be represented by a Global Security.

In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual certificated debt securities in definitive form equal in principal amount to such beneficial interest in such Global Security and to have all such certificated debt securities registered in its name. Individual certificated debt securities so issued in definitive form will be issued in denominations of $2,000 and integral multiples thereof and will be issued in registered form only, without coupons.

Certain Restrictions

The restrictions summarized in this section will apply to debt securities unless the applicable prospectus supplement indicates otherwise. Certain terms used in the following description of these restrictions are defined under the caption “Certain Definitions” at the end of this section. The following description is not complete. The full text of these restrictions is included in the indenture.

Restrictions on Secured Debt

The debt securities will not be secured. If we or one of our Domestic Subsidiaries incur debt secured by an interest in any Principal Domestic Property or any shares of capital stock or debt of a Domestic Subsidiary and the total principal amount of our secured debt (with certain exceptions, including those listed in the next paragraph), together with our Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Properties, would exceed 10% of Consolidated Stockholders’ Equity, we are required to secure the then outstanding debt securities equally and ratably with (or prior to) our other secured debt.

The indenture permits us and our Domestic Subsidiaries to create certain liens without securing the debt securities. (Section 3.6) Among the permitted liens are:

•	purchase money mortgages, including conditional sales and other title retention agreements;

•	liens securing certain construction and improvement loans;

•	existing liens on newly acquired property, including property acquired through merger or consolidation;

•	liens in connection with U.S. government contracts;

•	liens securing indebtedness of a Domestic Subsidiary outstanding at the time it became a Domestic Subsidiary;

•	liens securing indebtedness of a Domestic Subsidiary to us or to another Domestic Subsidiary; and

•	refinancings of certain permitted liens.

Limitations on Sale and Leaseback Transactions

Neither we nor our Domestic Subsidiaries may sell or transfer any Principal Domestic Property with the intention of entering into a lease of such facility for a term of more than five years, unless:

•	such property has not been in full operation for more than 120 days prior to such sale or transfer;

•

the Attributable Debt in respect of all such sale and leaseback transactions involving Principal Domestic Properties, together with our secured debt, does not exceed 10% of Consolidated Stockholders’ Equity;

•

within 120 days of such sale or transfer, we apply the net proceeds of the sale to the retirement of our funded debt (defined as indebtedness having a maturity of, or extendable or renewable for, a period of more than 12 months from the date of determination) in an amount not less than the greater of such net proceeds or the fair value of the Principal Domestic Property so leased; or

•	the sale and leaseback transaction is between us and a Domestic Subsidiary or between any of our Domestic Subsidiaries. (Section 3.7)

Consolidation, Merger or Sale of Assets

We may not consolidate or merge with or into any other corporation, or sell or transfer all or substantially all of our property and assets to any other corporation unless the surviving or successor corporation assumes our obligations under the indenture and is not in default under the indenture immediately after the consummation of the transaction. (Section 9.1)

If we sell or transfer substantially all of our assets and the purchaser assumes our obligations under the indenture, we will be discharged from all obligations under the indenture and the debt securities. (Section 9.2)

Certain Definitions

The following terms (except Principal Domestic Property) are defined in Section 1.1 of the indenture.

“Attributable Debt” means, at the time of the determination, the present value (discounted at the “applicable rate” of interest compounded annually) of the lessee’s obligation for rental payments during the remaining term of the lease (including any period the lease has been, or may, at the option of the lessor, be extended). The term “applicable rate” means the yield to maturity of the U. S. Treasury constant maturity which most closely approximates the weighted average of the remaining terms of all leases, plus 1.5%.

“Consolidated Stockholders’ Equity” means the common and preferred stockholders’ equity and minority interests of Sara Lee Corporation and its consolidated Subsidiaries, as shown on our consolidated balance sheet in our latest quarterly or annual report to stockholders.

“Domestic Subsidiary” means a Subsidiary of Sara Lee Corporation, other than a Subsidiary which neither transacts a substantial portion of its business nor regularly maintains a substantial portion of its fixed assets within the United States or a Subsidiary which engages primarily in financing our consolidated operations.

“Principal Domestic Property” means any facility (together with the land on which it is erected and the fixtures comprising a part thereof) used primarily for manufacturing, processing or distribution located within the United States, owned or leased by Sara Lee Corporation or any Subsidiary and having a gross book value (without deduction of depreciation reserves) in excess of $50,000,000, other than any such facility or portion of such facility that, in the opinion of our board of directors, is not of material importance to the business conducted by Sara Lee Corporation and its Subsidiaries, as an entirety.

“Subsidiary” means any corporation of which Sara Lee Corporation or one or more Subsidiaries (individually or collectively) directly or indirectly own a majority of the outstanding voting stock of said corporation.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

•	failure to pay interest or any additional amounts that continues for a period of 30 days after payment is due;

•	failure to make any principal payment when due (except when such failure results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

•	failure to make any sinking fund payment when due (except when such failure results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

•

failure to comply with any of our other agreements contained in the indenture or in the debt securities for 90 days after notice to us of such failure from the trustee (or to us and the trustee from the holders of at least 25% in principal amount of the outstanding debt securities affected by such failure); and

•	certain events of bankruptcy, insolvency or reorganization of Sara Lee Corporation. (Section 5.1)

In general, the trustee is required to give notice of a default with respect to a series of debt securities to the holders of that series within 90 days after the occurrence of a default. The trustee may withhold notice of any default (except a default in payment of principal of or interest on any debt security) if the trustee in good faith determines it is in the interest of the holders of that series to do so. (Section 5.11)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for other series of debt securities.

If there is a continuing Event of Default, then the trustee or the holders of at least 25% in principal amount of each outstanding series of debt securities affected by the Event of Default (voting as separate classes) may require us to repay the principal and accrued interest on the affected series immediately. Subject to certain conditions, the requirement to pay with respect to a series of debt securities may be annulled, and past defaults may be waived (except a continuing default in payment of principal of, or premium, interest or additional amounts, if any, on debt securities), by the holders of a majority in principal amount of that series. If an Event of Default applies to all outstanding debt securities, then the holders of the debt securities will be treated as a single class without regard to whether there are several outstanding series. (Section 5.1 and Section 5.10)

Prior to an Event of Default, the trustee is required to perform only the specific duties stated in the indenture, and after an Event of Default which has not been cured or waived, the trustee must exercise the same degree of care as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 6.1)

The trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity. Subject to certain limitations specified in the indenture, the holders of a majority in principal amount of the debt securities of an affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. (Section 5.9)

Satisfaction and Discharge of Indenture

We will be discharged from certain of our obligations relating to the outstanding debt securities of a series if we deposit with the trustee money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated sufficient for payment of all principal of and interest and additional amounts, if any, on those debt securities when due. (Section 10.1) In that event, holders of those debt securities will only be able to look to the trust fund for payment of the principal of and interest and additional amounts, if any, on their debt securities until maturity.

Modification of Indenture

Under the indenture, subject to certain exceptions, we may change our rights and obligations and the rights of the holders of a series of debt securities with the consent of the holders of at least 50% in aggregate principal amount of the outstanding debt securities of that series. However, we may not, among other things, change the terms of payment of principal or interest, reduce any amount payable upon redemption, reduce the amount of the principal of a discount security to be paid upon an acceleration of maturity upon an Event of Default or reduce the percentage required for changes to the indenture without the consent of the holder of each debt security affected by such change. (Section 8.2)

In certain circumstances, we may amend the indenture without the consent of the holders of outstanding debt securities to evidence a merger of Sara Lee Corporation, the replacement of the trustee or for other specified purposes. (Section 8.1)

Reports to Trustee

We are required to provide the trustee with an officers’ certificate each fiscal year stating whether, to the knowledge of the certifying officers in the course of performance of their duties as officers, we are in compliance with the requirements of the indenture and no default exists, and if a default has occurred, identifying the nature of the default of which the officers are aware. (Section 3.5)

Regarding the Trustee

We maintain ordinary banking relationships and credit facilities with a number of banks, including the trustee, The Bank of New York Mellon Trust Company N.A.

DESCRIPTION OF DEBT WARRANTS

We may issue, separately or together with other securities, debt warrants to purchase debt securities. We will issue the debt warrants under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement. We have summarized selected provisions of the form of debt warrant agreement below. This summary is subject to, and qualified by reference to, all of the provisions of the debt warrant agreement. If you would like more information on the provisions of a debt warrant agreement, you should review the form of debt warrant agreement, including the debt warrant certificate, which we have incorporated by reference as an exhibit to the registration statement for the securities of which this prospectus is a part.

General

A supplement to this prospectus will describe all material terms relating to the debt warrants being offered that are not described herein. These terms will include some or all of the following:

•	the offering price of the debt warrants, if any;

•	the title, total principal amount and authorized denominations of the series of debt securities purchasable upon exercise of the debt warrants;

•	the manner in which debt warrants may be exercised;

•	the amount of debt warrants then outstanding;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•	the date, if any, on or after which the debt warrants may be transferred separately from the related debt security;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the exercise price;

•	the date on which the right to exercise the debt warrants commences and the expiration date;

•	whether we will issue the debt warrant certificates in registered or bearer form; and

•	any other terms of the debt warrants.

Debt warrants may be exercisable for debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate. Material U.S. federal income tax considerations applicable to any of these discounted debt securities will be described in a prospectus supplement.

Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal of, and premium and interest, if any, on those debt securities.

Exercise of Debt Warrants

Each debt warrant will entitle its holder to purchase for cash the principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Commencing on the date the debt warrants become exercisable, holders may exercise their debt warrants at any time up to the close of business on the expiration date, after which time any unexercised debt warrants will become void.

Upon receipt of the exercise price and the debt warrant certificate properly completed and executed, we will forward to the holder, as soon as practicable, the debt securities purchased upon such exercise. If less than all the debt warrants represented by a certificate are exercised, we will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

We may issue, separately or together with or upon the conversion of or exchange for other securities, shares of our common stock and preferred stock. We have summarized certain rights of holders of our capital stock below. This summary is subject to, and qualified by reference to, all of the provisions contained in:

•	Maryland General Corporation Law;

•	our charter;

•	our bylaws; and

•	in the case of preferred stock, our Articles Supplementary relating to such series of preferred stock.

If you would like more information on our common stock and preferred stock, you should review the documents described above, each of which we have filed or incorporated by reference as an exhibit to the registration statement for the securities of which this prospectus is a part.

Our authorized capital stock consists of:

•	1,200,000,000 shares of common stock, of which, as of December 27, 2008, 695,543,690 shares were outstanding; and

•

13,500,000 shares of preferred stock, of which, as of December 27, 2008, 6,000,000 shares were designated as Series A Junior Participating Preferred Stock, of which no shares were outstanding, 2,672,414 shares were undesignated preferred stock, of which no shares were outstanding, and 4,827,586 shares were designated as Series A ESOP Convertible Preferred Stock, of which no shares were outstanding.

Common Stock

General

Holders of our common stock are entitled to receive dividends on their shares when, as and if authorized by our board of directors out of assets legally available for distribution, subject to any preferential dividend rights of any outstanding preferred stock. In the event we liquidate, dissolve or wind up our affairs, holders of common stock are also entitled to receive ratably all of our net assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock.

Each share of common stock entitles its holder to one vote in the election of directors and on any other matter submitted to a vote of stockholders. Voting rights are not cumulative, with the result that holders of shares of capital stock representing more than 50% of the voting rights are entitled to elect all of our directors. Holders of common stock, solely by virtue of their holdings, do not have preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

All of our outstanding shares of common stock have been fully paid and are nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

General

Our charter authorizes our board of directors to classify and issue from time to time any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock. The applicable prospectus supplement will describe all material terms of a particular series of preferred stock as set forth in the Articles Supplementary to our charter establishing such series. These terms will include some or all of the following:

•	title and stated value of the series;

•	whether and in what circumstances the holder is entitled to receive dividends and other distributions;

•	whether (and if so, when and on what terms) the series can be redeemed by us or the holder or converted by the holder;

•	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock; and

•	voting and other rights, if any.

Holders of preferred stock, solely by virtue of their holdings, do not have preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

Liquidation Preference

Unless otherwise described in the applicable prospectus supplement, in the event we liquidate, dissolve or wind up our affairs, the holders of any series of preferred stock will have preference over the holders of common stock and any other capital stock ranking junior to such series for payment out of our assets in the amount specified in the applicable Articles Supplementary. A sale of all or substantially all of our assets or a consolidation or merger with one or more corporations will not be deemed a liquidation, dissolution or winding up for this purpose.

Ranking

Unless otherwise described in the applicable prospectus supplement, any series of preferred stock we issue using this prospectus will rank senior to the Series A Junior Participating Preferred Stock.

DESCRIPTION OF COMMON STOCK WARRANTS

We may issue, separately or together with other securities, common stock warrants to purchase shares of our common stock. We will issue the common stock warrants under stock warrant agreements to be entered into between us and a bank or trust company, as stock warrant agent, as set forth in the applicable prospectus supplement. We have summarized selected provisions of the form of stock warrant agreement below. This summary is subject to, and qualified by reference to, all the provisions of the stock warrant agreement. If you would like more information on the provisions of a stock warrant agreement, you should review the form of stock warrant agreement, including the stock warrant certificate, which we have incorporated by reference as an exhibit to the registration statement for the securities of which this prospectus is a part.

General

A supplement to this prospectus will describe all material terms relating to the common stock warrants being offered that are not described herein. These terms will include some or all of the following:

•	the offering price of the common stock warrants, if any;

•	the manner in which common stock warrants may be exercised;

•	the amount of common stock warrants then outstanding;

•	the number of shares of common stock purchasable upon exercise of each common stock warrant and the exercise price;

•	the date on which the right to exercise the common stock warrants commences and the expiration date;

•	whether (and if so, when and on what terms) we can call the common stock warrants for redemption; and

•	any other terms of the common stock warrants.

The shares of common stock issuable upon exercise of a common stock warrant, when issued in accordance with a stock warrant agreement, will be validly issued, fully paid and nonassessable.

Prior to the exercise of their common stock warrants, holders will not have any of the rights of holders of the common stock purchasable upon such exercise and will not be entitled to dividend payments on those shares of common stock.

Exercise of Stock Warrants

Each common stock warrant will entitle its holder to purchase for cash the number of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Commencing on the date the common stock warrants become exercisable, holders may exercise their common stock warrants at any time up to the close of business on the expiration date, after which time any unexercised common stock warrants will become void.

Upon receipt of the exercise price and the stock warrant certificate properly completed and executed, we will forward to the holder, as soon as practicable, a certificate representing the number of shares of common stock purchased upon such exercise. If less than all the common stock warrants represented by a certificate are exercised, we will issue a new stock warrant certificate for the remaining amount of common stock warrants.

Antidilution Provisions

Unless otherwise described in the applicable prospectus supplement, the exercise price payable and number of shares of common stock purchasable upon exercise of a common stock warrant will be adjusted to prevent the holder’s beneficial interest in the common stock from being diluted in the event we:

•	issue a stock dividend to all holders of common stock or combine, subdivide or reclassify our common stock;

•

issue rights, warrants or options to all holders of common stock entitling them to purchase shares of our common stock at a price per share less than the current market price per share of common stock; or

•	distribute to all holders of common stock any of our assets or evidences of our indebtedness which are not payable out of our capital surplus.

DESCRIPTION OF CURRENCY WARRANTS

We may issue, separately or together with debt securities or debt warrants, currency warrants entitling the holder to receive from us the cash value in U.S. dollars of the right to purchase (currency call warrants) or sell (currency put warrants) a specified amount of a designated foreign currency. We will issue the currency warrants under currency warrant agreements to be entered into between us and a bank or trust company, as currency warrant agent, as set forth in the applicable prospectus supplement. We have summarized selected provisions of the form of currency warrant agreement below. This summary is subject to, and qualified by reference to, all of the provisions of the currency warrant agreement. If you would like more information on the provisions of a currency warrant agreement, you should review the form of currency warrant agreement, including the global warrant certificates, which we have incorporated by reference as an exhibit to the registration statement for the securities of which this prospectus is a part.

General

A supplement to this prospectus will describe all material terms relating to the currency warrants being offered that are not described herein. These terms will include some or all of the following:

•	whether the currency warrants will be currency put warrants or currency call warrants, or both;

•	the formula for determining the cash value in U.S. dollars, if any, of each currency warrant;

•	the manner in which currency warrants may be exercised and the circumstances, if any, in which such exercise will be deemed automatic;

•	the amount of currency warrants then outstanding;

•	the minimum number, if any, of currency warrants which must be exercised at any one time;

•	the date on which the right to exercise the currency warrants commences and the expiration date; and

•	any other terms of the currency warrants.

The spot exchange rate of the designated foreign currency, upon exercise, as compared to the U.S. dollar, will determine whether the currency warrants have a cash value (cash settlement value) on any given day prior to their expiration.

Form of Currency Warrants

Unless otherwise described in a prospectus supplement, all currency warrants will be issued in the form of one or more fully registered global certificates that will be deposited with DTC or its nominee. This means that we will not issue certificates to each holder. Each global certificate will be issued to DTC, which will keep a computerized record of its Participants (for example, your broker) whose clients have purchased currency warrants. The Participant will then keep a record of its clients who purchased the currency warrants. Accordingly, transfers of ownership of any currency warrant may only be effected through a selling holder’s broker. For more information on the procedures of DTC, see “Description of Debt Securities—Form and Exchange of Debt Securities” above.

Exercise of Currency Warrants

Each currency warrant will entitle its holder to receive the cash settlement value on the applicable exercise date. Holders may exercise their currency warrants at any time up to 3:00 p.m., New York City time, on the fifth business day preceding the expiration date, after which time all currency warrants will be deemed automatically exercised on the expiration date.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number (or range of numbers) of shares of our common stock at a future date or dates. The price per share and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and a beneficial interest in either:

•	our senior debt securities;

•	our preferred stock; or

•	debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis, to be specified in the applicable prospectus supplement. The stock purchase contracts may require holders to secure their obligations in a specified manner, and, in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe all material terms relating to the stock purchase contracts or stock purchase units, the collateral or depositary arrangements relating to the stock purchase units, if any, and, if applicable, the prepaid securities.

Material U.S. federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities to underwriters or dealers, through agents or directly to purchasers (or a combination of these methods). Under certain circumstances, we may also repurchase securities (directly or through dealers) and reoffer them to the public in the same manner.

With respect to any offered securities, the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of those securities and the proceeds to us from the sale, any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, any auction or bidding process and any securities exchanges on which the offered securities may be listed, will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any offered securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of those securities are purchased.

We may designate from time to time dealers, acting as our agents, to offer and sell securities upon certain terms and conditions. Unless otherwise indicated in the applicable prospectus supplement, any agent we designate will act on a best efforts basis for the period of its appointment.

We may also sell securities directly to the public, without the use of underwriters, dealers or agents.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing. Any remarketing would occur upon the securities purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own account or as our agents. The applicable prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us.

If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Those contracts will be subject to conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of those contracts.

Underwriters, dealers and agents that participate in the distribution of the securities may be, or may be deemed to be, underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in a supplement to this prospectus.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents and/or their respective affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

An opinion as to the legality of the securities offered herein has been rendered for Sara Lee Corporation by Margaret M. Foran, Esq., Executive Vice President, General Counsel and Corporate Secretary for Sara Lee Corporation.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 28, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are estimated as follows:

SEC registration fee	*
Accounting fees and expenses	(1)
Printing expenses	(1)
Legal fees and expenses	(1)
Rating agency fees	(1)
Trustee’s fee and expenses	(1)
Miscellaneous	(1)

Total	(1)

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 2-405.2 of Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment or other adjudication as material to the cause of action adjudicated in the proceeding. The Company’s charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by MGCL.

Section 2-418(d) of MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director of the corporation who has been successful, on the merits or otherwise, in the defense of any proceeding to which such director was made a party by reason of the director’s service in that capacity. Section 2-418(b) permits a corporation to indemnify its present or former directors against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with any proceeding to which the director is made a party by reason of the director’s service as a director, unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If, however, the proceeding was one by or in the right of the corporation and the director was adjudged liable to the corporation, the corporation may not indemnify the director. MGCL also permits a Maryland corporation to pay a director’s expenses in advance of the final disposition of an action to which the director is a party upon receipt by the corporation of (1) a written affirmation by the director of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that the director did not meet the necessary standard of conduct. Section 2-418 of the MGCL defines a director as any person who is or was a director of a corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. Section 2-418(j)(2) of MGCL also permits a Maryland corporation to indemnify and advance expenses to its officers, employees and agents to the extent that it may indemnify and advance expenses to its directors.

The Company’s bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, member, partner, employee, trustee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. This indemnity could apply to liabilities under the Securities Act in certain circumstances.

The Company’s bylaws also permit us, to the extent authorized by the Company’s board of directors, to indemnify and advance expenses to any employee or agent of the Company.

The Company also maintains indemnity insurance as permitted by Section 2-418 of MGCL, pursuant to which the Company’s officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related losses under the Securities Act or the Exchange Act.

Item 16.	Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement for Debt Securities.

4.1	Articles of Restatement of Charter of Sara Lee Corporation dated August 28, 2003 (incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for Fiscal Year ended June 28, 2003).

4.2	Bylaws of Sara Lee Corporation, as amended through March 26, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 26, 2009 and filed with the SEC on April 1, 2009).

4.3.1	Indenture, dated as of October 2, 1990, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor to Continental Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-3/A, Registration No. 333-33603, filed with the SEC on October 5, 1990).

4.3.2	Form of Note (Fixed Rate) (incorporated by reference to Exhibit 4.8.2 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-96173, filed with the SEC on February 4, 2000).

4.3.3	Form of Note (Floating Rate) (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated April 13, 1993).

4.4	Form of Debt Warrant Agreement (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement of Form S-3, Registration No. 333-96173, filed with the SEC February 4, 2000).

4.5	Form of Stock Warrant Agreement (incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-96173, filed with the SEC on February 4, 2000).

4.6	Form of Currency Warrant Agreement (incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-96173, filed with the SEC on February 4, 2000).

Exhibit No.	Description
5*	Opinion of Margaret M. Foran, Executive Vice President, General Counsel and Corporate Secretary.

12.1*	Computation of ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividend requirements.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Margaret M. Foran (included in Exhibit 5).

24*	Power of Attorney (included on signature page to this Registration Statement).

25*	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company N.A. to act as Trustee.

*	Filed herewith.
**	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on April 9, 2009.

SARA LEE CORPORATION

By:	/S/ MARGARET M. FORAN
Name:	Margaret M. Foran
Title:	Executive Vice President, General Counsel and Corporate Secretary

Each person whose signature appears below constitutes and appoints Margaret M. Foran and Brenda C. Barnes, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, as of April 9, 2009.

Signature	Title

/S/ BRENDA C. BARNES Brenda C. Barnes	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ THEO DE KOOL L.M. (Theo) de Kool	Executive Vice President and Chief Financial and Administrative Officer (Principal Financial Officer)

/S/ CHRISTOPHER B. BEGLEY Christopher B. Begley	Director

/S/ CRANDALL C. BOWLES Crandall C. Bowles	Director

/S/ VIRGIS W. COLBERT Virgis W. Colbert	Director

/S/ JAMES S. CROWN James S. Crown	Director

/S/ LAURETTE T. KOELLNER Laurette T. Koellner	Director

Signature	Title

/S/ CORNELIS J.A. VAN LEDE Cornelis J.A. van Lede	Director

/S/ DR. JOHN MCADAM Dr. John McAdam	Director

/S/ SIR IAN PROSSER Sir Ian M.G. Prosser	Director

/S/ ROZANNE L. RIDGWAY Rozanne L. Ridgway	Director

/S/ NORMAN R. SORENSEN Norman R. Sorensen	Director

/S/ JEFFREY W. UBBEN Jeffrey W. Ubben	Director

/S/ JONATHAN P. WARD Jonathan P. Ward	Director

INDEX TO EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement for Debt Securities.

4.1	Articles of Restatement of Charter of Sara Lee Corporation dated August 28, 2003 (incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for Fiscal Year ended June 28, 2003).

4.2	Bylaws of Sara Lee Corporation, as amended through March 26, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 26, 2009 and filed with the SEC on April 1, 2009).

4.3.1	Indenture, dated as of October 2, 1990, between the Registrant and The Bank of New York, as successor to Continental Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-3/A, Registration No. 333-33603, filed with the SEC on October 5, 1990).

4.3.2	Form of Note (Fixed Rate) (incorporated by reference to Exhibit 4.8.2 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-96173, filed with the SEC on February 4, 2000)..

4.3.3	Form of Note (Floating Rate) (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated April 13, 1993).

4.4	Form of Debt Warrant Agreement (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement of Form S-3, Registration No. 333-96173, filed with the SEC February 4, 2000).

4.5	Form of Stock Warrant Agreement (incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-96173, filed with the SEC on February 4, 2000).

4.6	Form of Currency Warrant Agreement (incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-96173, filed with the SEC on February 4, 2000).

5*	Opinion of Margaret M. Foran, Executive Vice President, General Counsel and Corporate Secretary.

12.1*	Computation of ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividend requirements.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Margaret M. Foran (included in Exhibit 5).

24*	Power of Attorney (included on signature page to this Registration Statement).

25*	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company N.A. to act as Trustee.

*	Filed herewith.
**	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.